Exhibit 10.2

ASSIGNMENT AGREEMENT

This Assignment Agreement (“Assignment”), entered into by and among Transco Pipeline Services LLC, a Delaware limited liability company (“Assignor”), and Williams WPC-I, LLC, a Delaware limited liability company (“Assignee”), is effective as of January 1, 2013 (the “Effective Date”).

RECITALS

A. WHEREAS, Transcontinental Gas Pipe Line Company, LLC, a Delaware limited liability company, and Assignor are parties to an Administrative Services Agreement dated February 16, 2010 (the “Agreement”).

B. WHEREAS, pursuant to an organizational restructuring of The Williams Companies, Inc. and its affiliates, employees of Assignor ceased to be employees of Assignor and became employees solely of Assignee on the Effective Date.

Assignor and Assignee hereto agree as follows:

ASSIGNMENT AND ASSUMPTION

1. Assignment. Assignor hereby assigns to Assignee all rights, obligations, and other interests in and under the Agreement.

2. Assumption. Assignee shall assume and be responsible for all of Assignor’s rights, obligations, and other interests in and under the Agreement, including, but not limited to, any rights or obligations arising before the Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives on February 13, 2013.

ASSIGNOR: Transco Pipeline Services LLC		ASSIGNEE: Williams WPC-I, LLC

By:	/s/ Frank J. Ferazzi	By:	/s/ Stephanie C. Cipolla
	Frank J. Ferazzi		Stephanie C. Cipolla
	Vice President		President